Exhibit 10.3

AMENDMENT #2 TO THE SENIOR SECURED

PROMISSORY NOTE ORIGINALLY ISSUED ON

FEBRUARY 5, 2020

THIS AMENDMENT #2 to the Note (as defined below) (the "Amendment") is entered into as of September 30, 2020 (the "Effective Date"), by and between Predictive Oncology, Inc. (f/k/a Precision Therapeutics, Inc.), a Delaware corporation (the "Company"), and Oasis Capital, LLC, a Puerto Rico limited liability company (the "Holder", and together with the Company, the "Parties").

BACKGROUND

A.            The Company issued that certain senior secured promissory note (the "Note") to the Holder on February 5, 2020.

B. The Company and Holder desire to further amend the Note as set forth expressly below.

C. The Company is unable to repay the Note and has requested the Holder to amend the Note in exchange for the Holder not exercising its rights as a creditor.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                   Upon the execution of this Amendment, (i) the "Maturity Date" for all amounts of principal, interest and other amounts owed and outstanding under the Note as of the Effective Date is hereby extended from September 30, 2020 to March 31, 2021, and in exchange for such extension (ii) the outstanding principal amount of the Note is hereby increased by $345,000.00 such that as of the Effective Date, the outstanding principal amount (not including accrued interest and any other amounts) owed under the Note is $1,967,500.00.

2.                   The Note is hereby amended to be convertible at the Conversion Price as described on Schedule A to this Amendment.

3.                   The Note is hereby amended to add Section 1.6 as follows:

1.6 Exchange Cap. Notwithstanding anything in this Note to the contrary, and in addition to the beneficial ownership limitations provided herein above, the sum of (a) the total number of shares of Common Stock that may be issued under this Note plus (b) the total number of shares of Common Stock that may be issued under the Senior Secured Promissory Note of the Borrower held by the Holder dated as of September 27, 2019, as amended to date shall be limited to 3,319,903 shares of Common Stock (equal to 19.99% of the outstanding shares of Common Stock of the Company as of the Effective Date of this Amendment) (the “Exchange Cap”). The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

4.                   This Amendment shall be deemed part of but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect, and this Amendment shall be governed by the same law, and have the same conflict resolution provisions, as set forth in the Note. The Parties hereby ratify and confirm the terms and conditions of the Note, as supplemented and amended by this Amendment.

5.                   The Holder and the Company confirm that the Company has not received any consideration for the transactions contemplated by this Amendment. Pursuant to Section 3(a)(9) and Rule 144 promulgated by the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 and the rules and regulations promulgated thereunder as such may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect, the holding period of the shares of common stock underlying the Note tack back to February 5, 2020, the issue date of the Note. The Company agrees not to take a position contrary to this Section 4.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

PREDICTIVE ONCOLOGY INC.

By:
Name:
Title:

OASIS CAPITAL, LLC

By:
Name:	Adam R. Long
Title:	Managing Member

Schedule A

Conversion Price

70% of the lowest VWAP of the Common Stock during the twenty (20) Trading Day (as defined herein) period ending on either (i) the last complete Trading Day prior to the conversion date or (ii) the conversion date, as determined by the Holder in its sole discretion upon such conversion (subject to adjustment as provided in this Note) (the “Conversion Price”).